SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2002

TRITON NETWORK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-30251 (Commission File Number)	59-3434350 (IRS Employer Identification No.)

P.O. Box 5590, Winter Park, Florida (Address of principal executive offices)	32827 (Zip Code)

Registrant’s telephone number, including area code: (407) 492-9020

(Former name or former address, if changed since last report)

ITEM 9. OTHER EVENTS
SIGNATURE

ITEM 9. OTHER EVENTS

     Triton Network Systems, Inc. (the “Company”) settled a lawsuit with CAVU, Inc. d/b/a CAVU/E-XPEDIENT, Inc. (“CAVU”) on April 10, 2002, resulting in a cash payment of $50,000.00 and a use license to CAVU’s successor in interest for the use of certain software employed in connection with the Company’s products previously sold to CAVU. CAVU had claimed that the Company breached a supply agreement by announcing the intention to liquidate and dissolve the Company, thereby becoming unable to perform certain ongoing maintenance and service obligations under the supply agreement. CAVU filed the action seeking damages in the Circuit Court of the Ninth Judicial Circuit of the State of Florida, Orange County Civil Division in October 2001. CAVU’s bankruptcy trustee and the Company have agreed to dismiss the CAVU lawsuit with prejudice, with each party being responsible for their own legal fees.

Forward Looking Statements

     Statements included herein that are not historical in nature may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, without limitation, dismissal of the lawsuit with prejudice. Any such forward-looking statements reflect the judgment of management as of the date of this release and involve risks and uncertainties including, without limitation, the risk that the complaint will not be dismissed with prejudice, and the risk that the Company may have received a favorable judgment if the dispute had not been settled. The Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON NETWORK SYSTEMS, INC.

/s/ Kenneth R. Vines

Kenneth R. Vines, Chief Executive Officer

Date: April 19, 2002